UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (date of earliest event reported): May 6, 2005


                           Commission File No. 0-11178
                                               -------

                           UTAH MEDICAL PRODUCTS, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


                UTAH                                       87-0342734
   -------------------------------                    ------------------
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)


                               7043 South 300 West
                               Midvale, Utah 84047
                               -------------------
                     Address of principal executive offices


Registrant's telephone number:      (801) 566-1200
                                    --------------

--------------------------------------------------------------------------------

             ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

--------------------------------------------------------------------------------


       On May 6, 2005, the Compensation and Option Committee of the Board of Directors of Utah Medical Products, Inc. accelerated the vesting of certain unvested stock options awarded to employees, officers and directors under the Company's stock option plans, which had exercise prices that were under water as of market close on May 5, 2005.

       Options to purchase 128,063 shares become fully exercisable on December 1, 2005 as a result of the vesting acceleration. Exercise prices of the options accelerated are $24.02 and $25.59 per share. These options previously became fully vested on October 1, 2007 and January 1, 2008.

       The Company is taking this action to avoid an accounting charge (as compensation expense) for these options starting in the quarter ending March 31, 2006, as required by FAS 123R.

--------------------------------------------------------------------------------

                                   SIGNATURES

--------------------------------------------------------------------------------


   Pursuant to the requirements of the Securities Exchanges Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           UTAH MEDICAL PRODUCTS, INC.
                                           ---------------------------
                                           REGISTRANT


Date:     5/6/05                           By:  \s\ Kevin L. Cornwell
      ---------------                         -----------------------
                                              Kevin L. Cornwell
                                              Chairman & CEO